UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                              FORM 8-K

                            CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported 10/23/2007)

                                 Med Gen Inc.
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          (Exact name of registrant as specified in its charter)

           Nevada                   000-29171              65-0703559
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(State or other Jurisdiction     (Commission File         (IRS Employer
     of incorporation)                Number)           Identification No.)


     7284 West Palmetto Park Road, Suite #207, Boca Raton, FL 33433
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            (Address of principal executive offices)


                          561-750-1100
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                   (Issuer's telephone number)


                         Not Applicable
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  (Former name or former address, if changed since last report)

                     All Correspondence to:
                       Paul B Kravitz CEO
                       C/O Med Gen Inc.
                  7284 West Palmetto Park Road
                           Suite #207
                      Boca Raton, FL  33433


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Item 1.01 Entry into a Material Definitive Agreement

The lender has converted the following amount of shares to pay off the third tranche of funding to the Company. Pursuant to an effective Registration Statement on Form SB-2 the lender converted 171,111,111 common shares from 8-16-2005 until 9-12-2006 into $1,205,000 and from 9-22-2006 until 10-22-2007 the lender converted 779,110,778 common shares into $338,029.85. The total debt paid to the lender is $1,543,029.85 dollars.

At present the Company has borrowed twelve separate tranches from the lenders.

These tranches are as follows:

   March 30,2005     $740,000    Paid In Full
   May 25,2005       $700,000    Paid In Full
   August 23,2005    $100,000    Paid In Full
   August 31,2005    $500,000
   October 26,2005   $600,000
   February 23,2006  $600,000
   April 21,2006     $750,000
   August 10,2006    $1,500,000
   January 10,2007   $350,000
   February 14,2007  $350,000
   June 21, 2007     $650,000
   October 1,2007    $350,000

The Company has borrowed a total of $7,190,000 from its lenders and paid back $1,543,000.00 dollars, leaving a balance due of $5,647,000 dollars. The Company anticipates on closing a thirteenth tranche in the sum of $650,000.00 dollars in January 2008. Those proceeds will be used for advertising campaigns including two minute infomercials and additional working capital.

The lenders can convert their loans into freely trading common shares on the two year anniversary of their loan pursuant to Rule 144K. The conversion formula is based upon a 50% discount to the lowest bid price as reported by the OTCBB over the last 20 trading days. Based upon the lowest closing price, as of the date of this filing, that conversion price is .00015 cents per share.


Item 8.01   Other Events.

The Company has 1,465,254,741 million shares outstanding as of the date of this filing and over 2850 total shareholders per ADP non-objecting beneficial owners lists).The Company is authorized to issue up to 2,495,000,000 total common shares.

The Company will file a Form Pre-14A on or about November 14th, 2007 whereby a proxy vote will seek to amend the Certificate of Incorporation in the State of Nevada increasing the authorized shares from 2,500,000,000 to 12,500,000,000.

Management has determined that a reverse-split would not be in the best interests of the shareholders, at this time. Regardless of the results of the proxy vote, Management intends to utilize free cash flow from the second and third quarters of Fiscal 2007 to paydown the current debt owed the lender, which in turn will limit the dilution effecting the common share marketplace.


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                            SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   Med Gen Inc.
Date: October 22nd, 2007
                                   /s/Paul B. Kravitz
                                   ----------------------------------
                                   Paul B. Kravitz,
                                   Chairman & Chief Executive Officer







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